UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026
Space Exploration Technologies Corp.
(Exact name of registrant as specified in its charter)

Texas	001-43344	01-0627671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Rocket Road Starbase, TX 78521 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (310) 363-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	SPCX	The Nasdaq Stock Market LLC
Class A common stock, par value $0.001 per share	SPCX	Nasdaq Texas, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2026, the Board of Directors (the “Board”) of Space Exploration Technologies Corp. (the “Company”) elected Roelof Botha as an independent “Common Stock Director” (as defined in the Company’s Restated Certificate of Formation) to fill the existing vacancy on the Board, effective immediately, to serve until the Company’s next annual meeting of shareholders and until his successor has been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. The Board also appointed Mr. Botha to serve as a member of its Audit Committee, effective immediately.
Mr. Botha brings extensive public company experience along with a deep audit committee background, having served on the boards and audit committees of numerous public companies. He also brings years of financial, investment, and managerial experience. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and was a managing member of Sequoia Capital Operations, LLC from 2007 to 2025. From 2000 to 2003, he served in various positions at PayPal, Inc., an electronic payment system, including as the chief financial officer. He has served as a member of the Stanford University Board of Trustees since 2024 and received a B.S. in Actuarial Science, Economics, and Statistics from the University of Cape Town and an M.B.A. from the Stanford Graduate School of Business.
There are no arrangements or understandings between Mr. Botha and any other persons pursuant to which Mr. Botha was selected to serve as a director. Furthermore, there are no transactions involving the Company and Mr. Botha (or any immediate family member thereof) that would be required to be reported under Item 404(a) of Regulation S-K, other than as described herein. Specifically, Mr. Botha’s family member has been employed at the Company since January 2025 as a member of the enterprise operations team. In 2025, their annual compensation exceeded the $120,000 reporting threshold. Their compensation is generally commensurate with their peers’ compensation. The Company’s non-employee directors do not currently receive cash or equity compensation for their service on the Board or its committees. In addition, the Company will enter into an indemnification agreement with Mr. Botha in connection with his service as a member of the Board. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 3, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Space Exploration Technologies Corp.

Date: June 17, 2026	By:	/s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer